UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2015

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 E. 22nd Street Lombard, Il.	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 4, 2015, Pernix Building Group, LLC (“Pernix Building Group”), a wholly owned subsidiary of Pernix Group, Inc. (“Pernix”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with BE&K, Inc., a subsidiary of KBR, Inc. (collectively, “KBR”), pursuant to which Pernix Building Group agreed to acquire all of the outstanding limited liability company interests (the “TBG Interests”) of KBR Building Group, LLC (the “TBG”) from KBR on the terms, and subject to the conditions, contained in the Purchase Agreement.  TBG is a diversified construction management company providing complex construction management and design-build services for clients in a variety of industrial sectors.

The purchase price for the TBG Interests is $22.0 million, payable in cash at closing.  The purchase price will be subject to a post-closing working capital adjustment based on a net working capital target of negative $6.0 million. Pernix will fund the shortfall in TBG’s working capital (if any) at or shortly following the closing.

The consummation of the purchase and sale of the TBG Interests is subject to closing conditions, including the negotiation, execution and delivery of certain ancillary agreements.  The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions for a transaction of this type.  Pernix Building Group has agreed to indemnify KBR and its affiliates for damages under certain guarantees issued by KBR and its affiliates with respect to certain TBG projects and under a surety bond previously issued by KBR in respect of an ongoing TBG project.  The Purchase Agreement includes customary termination provisions, including termination rights by either party if the conditions to closing are not satisfied by June 30, 2015.

Subject to the satisfaction of the conditions to closing contained in the Purchase Agreement, the purchase and sale of the TBG Interests is scheduled to be completed by June 30, 2015.

The foregoing summary of the material terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated June 4, 2015, by and between Pernix Building Group, LLC and BE&K, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

	By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

Dated: June 10, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated June 4, 2015, by and between Pernix Building Group, LLC and BE&K, Inc.

4